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                                FORM 8-A


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(B) OR (G) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                          CAPSTAR HOTEL COMPANY
         (Exact name of registrant as specified in its charter)


             DELAWARE                                 52-1979383
(State of incorporation or organization) (IRS Employer Identification No.)


       1010 WISCONSIN AVENUE, N.W.,
        SUITE 650, WASHINGTON D.C.                       20007
 (Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered

4.75% CONVERTIBLE SUBORDINATED      NEW YORK STOCK EXCHANGE
NOTES DUE 2004


      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [x]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

                                  NONE
                            (Title of Class)
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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            Incorporated by reference herein, is the material set forth in the section captioned "Description of Debt Securities" in the Registrant's Registration Statement on Form S-3 (File No. 333-34253), filed with the Securities and Exchange Commission (the "Commission") on August 22, 1997, as amended, and as supplemented by prospectuses filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended ("Rule 424(b)"), and the material set forth in the section captioned "Description of the Notes" in the Registrant's prospectus supplement, dated October 9, 1997, filed with the Commission on October 14, 1997, pursuant to Rule 424(b).


ITEM 2.     EXHIBITS.

            None.



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                                SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              CAPSTAR HOTEL COMPANY


                              By: /s/ John E. Plunket
                                 ---------------------------------
                                 Name:  John E. Plunket
                                 Title:   Executive Vice President


Dated:  October 15, 1997